Exhibit 99.1

Noble Corporation Dorfstrasse 19a 6340 Baar Switzerland

PRESS RELEASE

NOBLE CORPORATION BOARD SCHEDULES PREVIOUSLY APPROVED

DIVIDEND PAYMENT TO SHAREHOLDERS AND SETS DATE FOR

EXTRAORDINARY SHAREHOLDERS MEETING

ZUG, Switzerland, July 26, 2013 - Noble Corporation (NYSE: NE) today reported that the Company’s Board has set the record and payment dates for the first installment of a payment to shareholders in the form of a dividend funded from the Company’s capital contribution reserve. This installment payment will be in the amount of USD $0.25 per share. The ex-dividend date for this payment is expected to be August 1, 2013, with a record date of August 5, 2013 and a payment date of August 15, 2013.

An aggregate dividend in the amount of USD $1.00 per share, to be paid in four quarterly installments of USD $0.25 per share, was previously approved by shareholders at the Company’s Annual General Meeting on April 26, 2013. This payment is the first of these four installments. The Company expects that this dividend will be treated as a qualified dividend for purposes of U.S. taxes.

In addition, the Company has established October 11, 2013, as the date and the city of Zug as the place for the extraordinary general meeting of its shareholders at which shareholders will consider the previously announced proposed change in place of incorporation of the publicly traded parent company of the Noble group of companies from Switzerland to the United Kingdom. Full details about the extraordinary shareholders meeting will be set forth in the Company’s definitive proxy statement for the meeting that will be provided to shareholders.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 79 offshore drilling units (including three ultra-deepwater drillships and seven high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

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Safe Harbor Statement

This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future, including any statements regarding the payment of any dividend, the timing or amount of such payment, the anticipated tax treatment of any such payment, and the timing and location of the extraordinary shareholders meeting, are forward-looking statements that involve certain risks, uncertainties and assumptions. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

Important Additional Information Regarding the Change of Incorporation is Filed with the SEC

In connection with the proposed change in the place of incorporation, Noble Corporation Limited, a subsidiary of the Company and a newly formed company incorporated under English law (“Noble-UK”) has filed with the SEC a registration statement on Form S-4 that includes a preliminary proxy statement/prospectus, and each of the Company and Noble-UK have filed and will file documents with the SEC which contain other relevant materials in connection with the proposed change in the place of incorporation. A definitive proxy statement/prospectus will be mailed to the Company’s shareholders once the registration statement has been declared effective by the SEC. INVESTORS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS CAREFULLY AND ANY OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND ITS CHANGE IN PLACE OF INCORPORATION. Investors may obtain a free copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s web site at www.sec.gov or at the Company’s website at www.noblecorp.com. Investors will also be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Noble Corporation, Dorfstrasse 19A, 6340 Baar, Zug, Switzerland, telephone 41(41)761-65-55.

Participants in Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the change in place of incorporation. Information about these persons is set forth in the Company’s proxy statement relating to its 2013 Annual General Meeting of Shareholders, as filed with the SEC on March 11, 2013, and in any documents subsequently filed by its directors and officers under the Securities Exchange Act of 1934, as amended. Investors may obtain additional information regarding the interests of such persons, which may be different than those of the Company’s shareholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the change in place of incorporation that will be filed with the SEC.

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NC-648 7/26/2013
For Investors:	Jeffrey L. Chastain,	For Media:	John S. Breed,
	Vice President – Investor Relations and Corporate Communications, Noble Drilling Services Inc. 281-276-6383		Director - Investor Relations and Corporate Communications, Noble Drilling Services Inc. 281-276-6729